EXHIBIT 4.1

                          RANSON
                    & ASSOCIATES, INC.

                                        December 4, 1996

Mr. Scott Anderson
Chapman and Cutler
111 West Monroe Street
Chicago, Illinois  60603

Re:    The State and Local Trusts, Series 1
       (Trust Alabama, Series 7)

Dear Scott:

It is our understanding that a Registration Statement has been filed with the Securities and Exchange Commission relating to units of the above-referenced Trust. Attached you will find our initial evaluation. Pursuant to said evaluation, the total bid side value of the Bonds in The Trust Alabama, Series 7 is $2,417,525; the ask side value is $2,446,705.

This letter will evidence our consent to the use of our name on the subject registration statement as the initial evaluator of the securities in the portfolio of the subject trust.


                                       Sincerely,


                                       /s/ ALEX R. MEITZNER

                                       Alex R. Meitzner
                                       Chairman of the Board



ARM/dw
Enc.